                                  EXHIBIT 99.1






Contact: Joseph F. Pesce, CFO
         Concentra Managed Care, Inc.
         (617) 367-2163, Ext. 5101


                         CONCENTRA MANAGED CARE REPORTS
                       FOURTH QUARTER AND YEAR-END RESULTS

         BOSTON, Mass. (February 4, 1999) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) today announced revenues and earnings for the fourth quarter and year ended December 31, 1998.

         Revenues for the fourth quarter increased 14% to $153,450,000 from $134,797,000 in the same period last year. Operating income for the quarter totaled $14,360,000 compared with $17,779,000 last year. Net income for the fourth quarter was $7,136,000 or $0.15 per diluted share versus pro forma net income of $8,217,000 or $0.17 per diluted share a year ago.

         For the year ended December 31, 1998, revenues increased 25% to $616,780,000 from $493,879,000 for 1997. Operating income for 1998 was
$88,981,000 compared with $71,676,000 last year. Net income for 1998 totaled $44,189,000 or $0.93 per diluted share versus pro forma net income of $36,229,000 or $0.78 per diluted share last year.

         The results described above for the fourth quarter of 1998 exclude a non-recurring charge of $20,514,000 ($12,103,000 after-tax or $0.26 per diluted share), which primarily consists of expenses related to severance, facility closings and consolidation, and the write-off of certain assets. Similarly, results for the full year ended December 31, 1998, exclude non-recurring charges totaling $33,114,000 ($21,703,000 after-tax), reflecting both the fourth quarter charge as well as a charge of $12,600,000 reported in the first quarter of 1998 related to fees and expenses primarily associated with the February 1998 acquisition of Preferred Payment Systems. The results for the year ended December 31, 1997, exclude a non-recurring charge of $38,625,000 ($29,040,000 after-tax) related to the August 1997 merger of Concentra's predecessor companies.

         "The past several months have marked a distinct transition for our Company as Concentra has shifted its focus from achieving top-line growth to a goal of stable and consistent profitability over the long-term," said Daniel J. Thomas, President and Chief Executive Officer of the Company. "Some of the business we added in late 1997 and early 1998, particularly for field case management and cost containment services, provided substantial additions to our revenues. Yet, because of discounted pricing and start-up costs, this new business generated minimal incremental earnings. Moreover, our focus on revenue expansion distracted our attention from issues concerning the implementation of new technology and the integration of our services, both of which we believe will ultimately lead to more efficient and effective business processes and, in turn, better information and outcomes for our customers.

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         "As the expenses associated with workplace safety and injury care continue to mount, there is no question that the markets we serve, including workers' compensation, auto and disability insurance, remain strong," he continued. "Concentra continues to be well-positioned to serve these growing markets with a full continuum of services that address the entire injury episode. Based on this continuum, Concentra has the unique ability to bundle service solutions to minimize the cost of injury care, speed recovery, and get people back to work as quickly as possible.

         "While the industry backdrop is positive, however, we know there is significant work still to be done in redefining our business model to meet the needs and expectations of our customers and stockholders. We have made headway in renegotiating certain underperforming contracts and reallocating our resources in light of current business conditions. Also, we have commenced a number of new technology initiatives that will allow us to integrate our people, services and systems more effectively, manage our business better, and improve the outcomes of the services we offer to customers. While these efforts will not begin to benefit our operations in any substantial way until 2000 and beyond, we believe they will ultimately enable us to expand the Company's revenue base and achieve higher profit margins.

         "As we continue to focus on profitability and investment in new technologies and processes, we expect to see overall revenue growth slow to about 15% for 1999. Additionally, many of these new initiatives will have a near-term adverse impact on margins and earnings. Consequently, we project earnings per diluted share of approximately $0.90 to $0.95 for 1999. These expectations should be viewed in the context of the results for the second half of 1998 following the initiation of these changes. Beyond 1999, we anticipate that total revenues will grow in the 12% to 15% range and annual earnings growth will re-accelerate to a range of approximately 15% to 18%," he concluded.

         Thomas noted that the Company has completed a number of transactions since September 30, 1998, which have added 18 occupational medicine centers to Concentra's health services division. Several of these transactions, which increased the number of centers in the Company's nationwide network to 156 at year end and 169 at the present date, involved joint ventures with hospital systems and entry into new markets. Concentra believes it will be able to continue its expansion strategy in 1999 by adding approximately 15 to 20 more centers during the balance of the year.

         Separately, the Company announced that as a result of the non-recurring charge taken in the fourth quarter of 1998, it was not in compliance with certain leverage ratio covenants of the Senior Credit Facility. The Company has requested, and received, a temporary waiver from all of its lenders of any such default. Currently, there are no borrowings outstanding under this facility.



         Concentra also reported that the Special Committee of the Board of Directors continues to work with its advisor, BT Alex. Brown, to evaluate the various strategic alternatives available to the Company. The Board formed this committee late last year to consider a range of options, including remaining independent and pursuing its existing or a modified strategy, or pursuing one of the expressions of interest received by the Company regarding the possible acquisition of some

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CCMC Reports Year-end Results
Page 7
February 4, 1999

or all of the Company's common stock. The Special Committee plans to complete its evaluation and make a recommendation to the full Board of Directors by the end of the first quarter of 1999.

         Concentra Managed Care is the leading provider and comprehensive outsource solution for cost containment and fully integrated care management in the occupational, auto, and group healthcare markets. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. At December 31, 1998, the Company had 89 field case management offices, with approximately 1,100 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The Company also had 85 service locations that provide specialized cost containment services including utilization management, telephonic case management, and retrospective bill review. The Company operates the nation's largest network of occupational healthcare centers, managing the practices of 278 physicians located in 156 centers in 45 markets in 24 states as of December 31, 1998.

         This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, consummation of transactions involving the acquisition of some or all of the Company's common stock and related financing transactions, and interruption in its data processing capabilities, operational financing and strategic risks related to the Company's growth strategy, possible fluctuations in quarterly and annual operations, and possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

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CCMC Reports Year-end Results
Page 8
February 4, 1999



                                       CONCENTRA MANAGED CARE, INC.
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (Unaudited)


                                              THREE MONTHS ENDED                 YEAR ENDED
                                                 DECEMBER 31,                    DECEMBER 31,
                                       ------------------------------    ------------------------------
                                           1998             1997            1998              1997
                                       -------------    -------------    -------------    -------------
                                                          RESTATED                          RESTATED

REVENUES:
Field case management                  $  39,576,000    $  36,552,000    $ 167,841,000    $ 138,723,000
Specialized cost containment              46,544,000       41,024,000      183,734,000      142,919,000
                                       -------------    -------------    -------------    -------------
Managed care services                     86,120,000       77,576,000      351,575,000      281,642,000
Health services                           67,330,000       57,221,000      265,205,000      212,237,000
                                       -------------    -------------    -------------    -------------
     Total revenues                      153,450,000      134,797,000      616,780,000      493,879,000
                                       -------------    -------------    -------------    -------------

COST OF SERVICES:
Managed care services                     68,128,000       59,603,000      268,116,000      217,263,000
Health services                           57,279,000       44,762,000      205,986,000      158,987,000
                                       -------------    -------------    -------------    -------------
     Total cost of services              125,407,000      104,365,000      474,102,000      376,250,000
                                       -------------    -------------    -------------    -------------
Total gross profit                        28,043,000       30,432,000      142,678,000      117,629,000
General and administrative
   expenses                               11,654,000       10,684,000       45,530,000       40,008,000
Amortization of intangibles                2,029,000        1,969,000        8,167,000        5,945,000
Non-recurring charge                      20,514,000             --         33,114,000       38,625,000
                                       -------------    -------------    -------------    -------------
     Operating (loss) income              (6,154,000)      17,779,000       55,867,000       33,051,000
Interest expense                           4,898,000        3,773,000       18,021,000       12,667,000
Interest income                           (1,720,000)         (83,000)      (4,659,000)      (2,297,000)
Other, net                                   130,000          584,000          711,000        1,619,000
                                       -------------    -------------    -------------    -------------
     (Loss) income before
       income taxes                       (9,462,000)      13,505,000       41,794,000       21,062,000
(Benefit) provision for income taxes      (4,495,000)       4,903,000       19,308,000       11,062,000
                                       -------------    -------------    -------------    -------------

Net (loss) income                      $  (4,967,000)   $   8,602,000    $  22,486,000    $  10,000,000
                                       -------------    -------------    -------------    -------------
                                       -------------    -------------    -------------    -------------
Pro forma net income*                                   $   8,217,000                     $   7,189,000
                                                        -------------                     -------------
                                                        -------------                     -------------

Basic pro forma and actual
   (loss) earnings per share*          $       (0.11)   $        0.19    $        0.48    $        0.17
                                       -------------    -------------    -------------    -------------
                                       -------------    -------------    -------------    -------------
Weighted average common shares
   outstanding                            47,092,000       43,346,000       46,451,000       42,774,000
                                       -------------    -------------    -------------    -------------
                                       -------------    -------------    -------------    -------------
Diluted pro forma and actual
   (loss) earnings per share*          $       (0.11)   $        0.17    $        0.47    $        0.16
                                       -------------    -------------    -------------    -------------
                                       -------------    -------------    -------------    -------------
Weighted average common shares
   and equivalents outstanding            47,092,000       47,793,000       47,827,000       46,895,000
                                       -------------    -------------    -------------    -------------
                                       -------------    -------------    -------------    -------------


* Net income and earnings per share for the three and twelve months ended December 31, 1997, have been calculated as if Preferred Payment Systems, Inc. ("PPS") had been subject to federal and state income taxes for the entire period, based upon an effective tax rate indicative of the statutory rates in effect. Prior to its acquisition by the Company during the first quarter of 1998, PPS elected to be taxed as an S Corporation and, accordingly, was not subject to federal and state income taxes in certain jurisdictions.


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


CCMC Reports Year-end Results
Page 9
February 4, 1999


                          CONCENTRA MANAGED CARE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                            DECEMBER 31,      DECEMBER 31,
                                                              1998               1997
                                                           -------------    -------------
                                                                               RESTATED
                            ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                               $ 104,478,000    $  12,576,000
   Marketable securities                                       5,000,000             --
   Accounts receivable, net                                  128,522,000      106,963,000
   Prepaid expenses, tax assets and other current assets      29,706,000       26,212,000
                                                           -------------    -------------
     Total current assets                                    267,706,000      145,751,000

PROPERTY AND EQUIPMENT, AT COST                              139,414,000      104,054,000

Less:  Accumulated depreciation and amortization             (52,478,000)     (38,351,000)
                                                           -------------    -------------

NET PROPERTY AND EQUIPMENT                                    86,936,000       65,703,000

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                    280,377,000      262,592,000

MARKETABLE SECURITIES                                         10,583,000             --

OTHER ASSETS                                                  11,561,000        8,925,000
                                                           -------------    -------------
                                                           $ 657,163,000    $ 482,971,000
                                                           -------------    -------------
                                                           -------------    -------------


             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Revolving credit facilities                             $        --      $  49,000,000
   Current portion of long-term debt                              55,000        7,497,000
   Accounts payable, accrued income tax and expenses          65,281,000       52,136,000
                                                           -------------    -------------
     Total current liabilities                                65,336,000      108,633,000

LONG-TERM DEBT, NET OF CURRENT PORTION                       327,870,000      150,103,000

DEFERRED INCOME TAXES AND OTHER LIABILITIES                   24,082,000       17,794,000

STOCKHOLDERS' EQUITY:
   Common stock                                                  471,000          436,000
   Paid-in capital                                           270,654,000      257,022,000
   Unrealized gain on marketable securities                       60,000             --
   Retained deficit                                          (31,310,000)     (51,017,000)
                                                           -------------    -------------
     Total stockholders' equity                              239,875,000      206,441,000
                                                           -------------    -------------
                                                           $ 657,163,000    $ 482,971,000
                                                           -------------    -------------
                                                           -------------    -------------



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